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                                  EXHIBIT 2.1

                           Articles of Incorporation
                                of the Company






                                  Page 5 of 36

                      Exhibit Index is located at page 4.
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                               STATE OF MARYLAND

                                                                         515683

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION

              301 West Preston Street,  Baltimore, Maryland 21201

                                                                 MARCH 20, 1997


     THIS IS TO ADVISE YOU THAT THE ARTICLES OF INCORPORATION FOR
EXCELSIOR PRIVATE EQUITY FUND II, INC. WERE RECEIVED AND APPROVED
FOR RECORD ON MARCH 20, 1997 AT 10:11 AM.



FEE PAID: 105.00


[SEAL, STATE OF MARYLAND]                                     JOSEPH V. STEWART
AT5-081                                                      CHARTER SPECIALIST

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                           ARTICLES OF INCORPORATION
                                       OF
                     EXCELSIOR PRIVATE EQUITY FUND II, INC.
                            (a Maryland Corporation)

                                   ARTICLE I

                                  INCORPORATOR

         The undersigned, David I. Fann, whose address is 114 West 47th Street, New York, New York 10036-1532, being a natural person of the age of eighteen
(18) years or more, hereby forms a corporation (hereinafter referred to as the ("Company") under the General Corporation Law of the State of Maryland, as amended (the ("General Corporation Law") authorizing the formation of corporations.

                                   ARTICLE II

                                      NAME

         The name of the Company is Excelsior Private Equity  Fund II, Inc.

                                  ARTICLE III

                                    DURATION

         The period of duration of the Company shall be ten years from the final closing of the sale of shares of Common Stock (as herein defined) in the Company's initial offering, except that the Managing Investment Adviser of the Company (as defined in the Company's Registration Statement, as amended) shall have the right, in its sole discretion, to extend the term of the Company for up to two additional two-year periods after which approval of stockholders (the "Stockholders") of the Company represent 66 2/3% of the Company's outstanding shares may extend the term of the Company.

                                   ARTICLE IV

                              PURPOSES AND POWERS

         The purpose for which the Company is formed is to act as a closed-end management investment company, electing status as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and to exercise and generally enjoy all of the powers, rights and
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privileges granted to, or conferred upon, corporations by the General
Corporation Law and any other laws of Maryland, including, without limitation, the following:

         (1) To purchase, hold, invest and reinvest in, sell, exchange, transfer, mortgage, and otherwise acquire and dispose of securities of every kind, character and description.

         (2) To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities, including, without limitation, making available significant managerial assistance to the issuers of any such securities.

         (3) To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds.

         (4) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated, and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.

         (5) To borrow or raise moneys for any of the purposes of the Company, and to mortgage or pledge the whole or any part of the property and franchises of the Company, real, personal, and mixed, tangible or intangible, wheresoever situated.

         (6) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.

         (7) To issue, purchase, sell and transfer, hold, trade and deal in, to the extent permitted under the General Corporation Law and applicable securities laws, capital stock, bonds, debentures and other securities of the Company, from time to time, to such extent as the board of directors of the Company (the "Board" or "Directors," each individually, a "Director") shall, consistent with the provisions of these Articles of Incorporation, determine; and to repurchase, reacquire and redeem, to the extent permitted under the General Corporation Law and applicable securities laws, the shares of its own capital stock, bonds, debentures and other securities.




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         The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Company, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Company by the General Corporation Law or otherwise: nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

                                   ARTICLE V

                      PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the place at which the principal office of the Company in the State of Maryland is located is c/o CT Corporation System, 32 South Street, Baltimore, Maryland 21202.

         The name and post office address of the Company's resident agent in the State of Maryland is CT Corporation System, 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE VI

                                 CAPITAL STOCK

          Section 1. The total number of shares of capital stock the Company has authority to issue is 200,000 shares, with a par value of $0.01 per share, designated as "Common Stock," such shares of Common Stock having an aggregate par value of $2,000.

          Section 2. Unless otherwise provided in these Articles of Incorporation, the Board shall have the power to issue shares of capital stock of the Company from time to time for such consideration and in such form as may be fixed from time to time pursuant to the direction of the Board.

          Section 3. Unless otherwise expressly provided in these Articles of Incorporation or in any Articles Supplementary, the holder of each share of capital stock of the Company shall be entitled to one vote for each full share, and a fractional vote for each fractional share of capital stock then outstanding in his or her name in the books of the Company. Holders of shares of capital stock of the Company shall not be entitled to cumulative voting in the election of Directors or on any other matter unless otherwise expressly provided in any Articles Supplementary creating any new class of capital stock.




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          Section 4.  The presence in person or by proxy of the holders of record of the majority of all shares of capital stock of the Company issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the Stockholders, except as otherwise provided by the Investment Company Act, the General Corporation Law and other applicable laws of Maryland or in these Articles of Incorporation.

          Section 5. Except as otherwise provided in these Articles of Incorporation or in the By-Laws, or as required by the Investment Company Act, any action taken by the Stockholders of the Company shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the aggregate number of shares of capital stock of the Company outstanding and entitled to vote thereon.

          Section 6. No holder of shares of capital stock of the Company shall, as such holder, have any preemptive right to purchase or subscribe for any part of any new or additional issue of stock of any class, or of rights or options to purchase any stock, or of securities convertible into, or carrying rights or options to purchase, stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of capital stock and of any other class of stock or securities of the Company that may hereafter be created.

          Section 7. All persons who shall acquire capital stock in the Company shall acquire the same subject to the provisions of these Articles of Incorporation.

                                  ARTICLE VII

                               BOARD OF DIRECTORS

         The number of Directors of the Company shall be fixed from time to time in the manner provided in the By-Laws; however, no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The number constituting the initial Board is three, and the name of the persons who are to serve as Directors until the first annual meeting of Stockholders, or until their successors are elected and qualify, are Edith A. Cassidy, Gene M. Bernstein and Stephen V. Murphy.




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                                  ARTICLE VIII

                    MANAGEMENT OF THE AFFAIRS OF THE COMPANY

          Section 1. All corporate powers and authority of the Company (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the ByLaws) shall be vested in and exercised by the Board.

          Section 2. The Board shall have the power to fix an initial offering price for the shares of Common Stock, which shall yield to the Company not less than the par value thereof, at which price the shares of the Common Stock of the Company shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Company not less than the par value thereof from sales of the shares of its capital stock; provided, however, that sales by the Company of its shares of capital stock for less than net asset value (as defined in the Investment Company Act) shall be in accordance with the applicable requirements of the Investment Company Act.

          Section 3. The Board may from time to time declare and pay dividends or distributions, in stock or in cash, on the Company's capital stock; provided, such dividends or distributions on shares of stock shall be paid only out of earnings, surplus, or other lawfully available assets.

          Section 4. The Board shall have the power in its discretion to distribute to the Stockholders of the Company in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board, to enable the Company to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereof, and regulations promulgated thereunder (collectively, the "Code"), and to avoid liability of the Company for federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

          Section 5. The Board shall have the power, in its discretion, to make such elections as to the tax status of the Company as may be permitted or required under the Code as presently in effect or as amended, without the vote of Stockholders of the Company.

          Section 6. The Board shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions the accounts and books of the Company or any of them shall be open to the inspection of Stockholders, and no Stockholder shall have any right to inspect




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any account, book or document of the Company except to the extent required by statute or permitted by the Company's By-Laws.

          Section 7. To the extent permitted under applicable law, the Company may purchase shares of its capital stock upon such terms and conditions and for such consideration as the Board shall deem advisable.

          Section 8. The net asset value of the property and assets of the Company shall be determined in accordance with the Investment Company Act and with generally accepted accounting principles, and at such times as the Board may direct, by deducting from the total market or appraised value of all of the property and assets of the Company, all debts, obligations and liabilities of the Company (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with generally accepted accounting principles, for any or all thereof, whether for taxes, including estimated taxes, or unrealized book profits, expenses, contingencies or otherwise).

          Section 9. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board is authorized to exercise all powers and do all acts that may be exercised or done by the Company pursuant to the provisions of the laws of the State of Maryland, these Articles of Incorporation and the By-Laws of the Company.

                                   ARTICLE IX

                    DETERMINATIONS AS TO ACCOUNTING MATTERS

         Any determination made in good faith, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority or the direction of the Board, as to (i) the amount of assets, obligations or liabilities of the Company, (ii) the amount of net income of the Company from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (iii) the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or is then or thereafter required to be paid or discharged), (iv) the price of any security owned by the Company or (v) any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Company, shall be




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final and conclusive, and shall be binding upon the Company and all holders of its capital stock, past, present and future, and shares of the capital stock of the Company are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any Director or officer of the Company against any liability to the Company or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE X

                                    BY-LAWS

         The initial By-Laws of the Company shall be adopted by the Board. The power to alter, amend or repeal the By-Laws of the Company or adopt new By-Laws is vested in the Board, subject to repeal or change by action of the Stockholders of the Company.

                                   ARTICLE XI

                   LIMITATIONS ON LIABILITY; INDEMNIFICATION

          Section 1. To the fullest extent that limitations on the liability of directors and officers are permitted by the General Corporation Law, no Director or officer of the Company shall have any liability to the Company or
the Stockholders for damages.   This limitation on liability applies to events
occurring at the time a person serves as a Director or officer of the Company whether or not such person is a Director or officer at the time of any proceeding in which liability is asserted.

          Section 2. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former Director or officer of the Company or is or was serving while a Director or officer of the Company at the request of the Company as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Company against judgments,




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penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the General Corporation Law, the Securities Act and the Investment Company Act, as such statutes are now or hereafter in force. In addition, the Company shall also advance expenses to its currently acting and its former Directors and officers to the fullest extent that indemnification of Directors and officers is permitted by the General Corporation Law, the Securities Act and the Investment Company Act. The Board may by By-Law, resolution or agreement make further provision for indemnification of Directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law.

          Section 3. No provision of this Article XI shall be effective to protect or purport to protect any Director or officer of the Company against any liability to the Company or its Stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          Section 4. References to the General Corporation Law in this Article XI are to that law as from time to time amended. No amendment to these Articles of Incorporation shall affect any right of any person under this
Article XI based on any event, omission or proceeding prior to the amendment.

                                  ARTICLE XII

                                   AMENDMENTS

         From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the laws of the State of Maryland and applicable securities laws at the time in force, be lawfully contained in articles of incorporation may be added or inserted upon the vote of a majority of the shares of capital stock of the Company outstanding and entitled to vote thereon. All rights at any time conferred upon the Stockholders of the Company by these Articles of Incorporation are subject to the provisions of this Article XII.

         The term "Articles of Incorporation" as used herein and in the By-Laws of the Company shall be deemed to mean these Articles of Incorporation as from time to time amended, restated or supplemented.




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         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this
18th day of March, 1997. I have signed these articles and acknowledge same to be my act.

                                      /s/ DAVID I. FANN
                                      --------------------------
                                      David I. Fann
                                      Sole Incorporator




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